Exhibit 99.1
FOR IMMEDIATE RELEASE

SABRA REPORTS FIRST QUARTER 2018 RESULTS; UPDATES 2018 GUIDANCE

IRVINE, CA, May 9, 2018 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (Nasdaq:SBRA, SBRAP) today announced results of operations for the first quarter of 2018.

RECENT HIGHLIGHTS

•
For the first quarter of 2018, net income attributable to common stockholders, FFO, Normalized FFO, AFFO and Normalized AFFO per diluted common share were $0.34, $0.64, $0.63, $0.59 and $0.58, respectively, compared to $0.25, $0.54, $0.55, $0.55 and $0.53, respectively, for the first quarter of 2017.

•
For the first quarter of 2018, Normalized AFFO per diluted common share increased 9.4% over the same quarter in 2017 primarily as a result of the completion of the Care Capital Properties, Inc. (CCP) merger in the third quarter of 2017.

•
During the first quarter of 2018, we received $13.0 million in payments from Senior Care Centers for the repayment in full of one loan receivable and partial payment of a second loan receivable leaving a balance of $5.0 million.

•
Subsequent to March 31, 2018, we completed the sale of six facilities leased to Genesis for gross sales proceeds of $20.5 million. Of the remaining 40 facilities leased to Genesis that we plan to sell, 25 are currently under contract for sale with expected total sales proceeds of $254.0 million, and 15 are under letter of intent with expected total sales proceeds of $79.8 million. All sales are expected to be completed by the end of 2018, with the majority closing by the early part of the third quarter. Annual cash rents expected to be eliminated from the sales of the 46 facilities total $30.5 million, triggering residual rents to be paid to Sabra of $10.2 million per year for the following 4.28 years as provided for in our agreement with Genesis. We expect to retain eight facilities leased to Genesis, which generate annual cash rents of $10.4 million.

•
On May 2, 2018, we announced that we will redeem all 5,750,000 outstanding shares of our 7.125% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) on June 1, 2018 (the “Redemption Date”). The shares of Series A Preferred Stock will be redeemed at a redemption price of $25.00 per share, plus any accrued and unpaid dividends to, but not including, the Redemption Date, without interest, in the amount of $0.4453125 per share of Series A Preferred Stock, for a total redemption price per share of Series A Preferred Stock equal to $25.4453125 and an aggregate payment of $146.3 million.

•	We have updated our 2018 earnings guidance ranges as follows (per diluted common share):

Net income attributable to common stockholders	$1.98	-	$2.06	(from $2.16 - $2.24)
FFO attributable to common stockholders	$2.48	-	$2.56	(from $2.31 - $2.39)
Normalized FFO attributable to common stockholders	$2.47	-	$2.55	(from $2.48 - $2.56)
AFFO attributable to common stockholders	$2.28	-	$2.36	(from $2.15 - $2.23)
Normalized AFFO attributable to common stockholders	$2.27	-	$2.35	(from $2.28 - $2.36)
These updates reflect revised timing for completing the Series A Preferred Stock redemption and the elimination of the previously anticipated refinancing of our $500 million of 5.5% senior unsecured notes due 2021 and $200 million of 5.375% senior unsecured notes due 2023 during the second half of 2018. Our current expectations for pricing of a 2018 unsecured bond offering to complete the refinancing is not compelling. Accordingly, we will be patient and pursue any such refinancing opportunistically prior to the relevant maturity dates. These changes impact our guidance range through higher interest expense and preferred stock dividends as well as the elimination of the loss on extinguishment of debt impacting net income, FFO and AFFO amounts only.

•
On May 9, 2018, we announced that our board of directors declared a quarterly cash dividend of $0.45 per share of common stock. The dividend will be paid on May 31, 2018 to common stockholders of record as of the close of business on May 21, 2018.

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Commenting on the first quarter results, Rick Matros, CEO and Chairman, said, “Sabra’s execution of its stated strategic initiatives is approaching conclusion. The CCP merger integration is complete, the Signature Healthcare restructuring is complete, and Genesis Exodus remains on schedule. Any additional initiatives related to portfolio improvement will be opportunistic at this point. We expect our Skilled Nursing concentration to be at 61% by year end, absent any additional disposition opportunities. That will put us at four percentage points higher than where our Skilled Nursing concentration was prior to the close of the CCP merger and a reduction of 13 percentage points in just 16 months. Our operational metrics are stable across the board.”
“The Centers for Medicare & Medicaid Services (CMS) announcement of the 2.4% market basket increase was the largest in quite some time. We expect the impact of Value Based Payments (VBP) to be generally neutral. We also expect the announced Patient Driven Payment Model (PDPM) to be net positive for Sabra’s operators. There are material improvements over what was to be RCS-I. The system has been simplified, regulatory requirements have been reduced, and CMS expects costs savings of $2 billion for the industry. We expect that the shift in emphasis to complex nursing patients will result in behavioral changes that will be beneficial to the Skilled Nursing industry and that the return of concurrent and group therapy for rehab patients will benefit margins and accentuate efficiency. The existing reimbursement system’s sole financial incentive on rehab patients has resulted in decreasing length of stay with subsequent decreases in occupancy. We believe that PDPM will allow operators to better balance clinical services and expand the range of patients currently cared for. We appreciate the collaborative approach that CMS has taken to improve the existing reimbursement system and its focus on improved clinical outcomes.”

OPERATING STATISTICS TRIPLE-NET PORTFOLIO (1)
	Coverage
	EBITDAR		EBITDARM		Occupancy Percentage		Skilled Mix
Property Type	1Q 2018	4Q 2017	1Q 2018	4Q 2017	1Q 2018	4Q 2017	1Q 2018	4Q 2017
Skilled Nursing/Transitional Care	1.33x	1.37x	1.80x	1.85x	80.9%	80.8%	37.6%	37.2%
Senior Housing - Leased	1.09x	1.09x	1.26x	1.26x	86.8%	87.3%	NA	NA
Specialty Hospitals and Other	3.45x	3.56x	3.75x	3.87x	83.4%	79.3%	NA	NA

(1)
EBITDAR Coverage, EBITDARM Coverage, Occupancy Percentage and Skilled Mix (collectively, “Operating Statistics”) for each period presented include only Stabilized Facilities owned by the Company as of the end of the respective period. Operating Statistics are only included in periods subsequent to our acquisition except for the legacy CCP tenants, which are presented as if these real estate investments were owned by Sabra during the entire period presented and reflect the previously announced rent repositioning program for certain of our tenants who were legacy tenants of CCP. In addition, Operating Statistics are presented for the twelve months ended at the end of the respective period and one quarter in arrears. As such, Operating Statistics exclude assets acquired after December 31, 2017.

SENIOR HOUSING - MANAGED PORTFOLIO
Dollars in thousands, except REVPOR	As of March 31, 2018			Three Months Ended March 31, 2018
	Number of Properties	Number of Units	Investment	Revenues	Cash NOI	Cash NOI Margin %	REVPOR (1)	Capital Expenditures	Occupancy Percentage (1)
Wholly-Owned
AL	16	988	$182,829	$12,436	$3,233	26.0%	$4,687	$483	92.4%
IL	8	756	127,548	5,057	2,136	42.2%	2,428	42	91.8%
	24	1,744	310,377	17,493	5,369	30.7%	3,643	525	92.1%
Sabra's Share of Unconsolidated JV (2)
AL	172	7,652	730,192	36,291	9,371	25.8%	3,998	974	80.7%
Total	196	9,396	$1,040,569	$53,784	$14,740	27.4%	$3,880	$1,499	84.2%

Operator
Enlivant	183	8,283	$855,682	$45,046	$11,715	26.0%	$4,158	$1,446	82.4%
Sienna	9	865	130,277	5,521	2,239	40.6%	2,316	49	91.9%
Other	4	248	54,610	3,217	786	24.4%	5,833	4	91.1%
Total	196	9,396	$1,040,569	$53,784	$14,740	27.4%	$3,880	$1,499	84.2%

(1)	REVPOR and Occupancy Percentage include only Stabilized Facilities owned by the Company as of the end of the period presented.

(2)	Reflects Sabra's 49% pro rata share of applicable amounts related to its unconsolidated joint venture with Enlivant.

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PRO FORMA TOP 10 RELATIONSHIPS (1)

		Twelve Months Ended March 31, 2018
Tenant	Primary Facility Type	Number of Properties	Lease Coverage (2)	% of Pro Forma Annualized Cash NOI
Senior Care Centers	Skilled Nursing	38	1.04x	9.9%
Genesis Healthcare, Inc. (3)	Skilled Nursing	49	1.24x	8.5%
Enlivant	Assisted Living	183	NA	7.9%
Avamere Family of Companies (4)	Skilled Nursing	29	1.24x	6.8%
Signature Healthcare	Skilled Nursing	46	1.22x	5.9%
Holiday AL Holdings LP (4)(5)	Independent Living	21	1.11x	5.7%
North American Healthcare (6)	Skilled Nursing	23	1.34x	5.7%
Signature Behavioral	Behavioral Hospitals	6	1.61x	5.2%
Cadia Healthcare	Skilled Nursing	9	1.54x	4.9%
The McGuire Group	Skilled Nursing	7	1.65x	2.6%

(1)
Pro forma top 10 relationships assumes the previously announced rent repositioning program for certain of our tenants who were legacy tenants of CCP was completed at the beginning of the period presented.

(2)
Lease Coverage is defined as the EBITDAR Coverage for Stabilized Facilities operated by the applicable tenant, unless there is a corporate guarantee and the guarantor level fixed charge coverage is a more meaningful indicator of the tenant’s ability to make rent payments. Lease Coverage is for the twelve months ended March 31, 2018 and is presented one quarter in arrears. Lease Coverage for legacy CCP tenants is presented as if these real estate investments were owned by Sabra during the entire period presented and reflects the previously announced rent repositioning program for certain of our tenants who were legacy tenants of CCP.

(3)	Lease Coverage reflects guarantor level fixed charge coverage, pro forma for rent reductions from Sabra and other Genesis landlords and the impact of recent refinancings.

(4)	Lease Coverage reflects guarantor level fixed charge coverage for these relationships.

(5)	The Holiday AL Holdings LP portfolio consists of 21 independent living communities that the Company underwrote at a 1.10x EBITDAR Coverage.

(6)
The North American Healthcare portfolio coverage is presented on a trailing twelve month basis and consists of the EBITDAR Coverage for facilities owned by Sabra in periods subsequent to our acquisition and underwritten stabilized EBITDAR Coverage for periods preceding our acquisition.

LIQUIDITY
As of March 31, 2018, we had approximately $435.1 million of liquidity, consisting of unrestricted cash and cash equivalents of $46.1 million (excluding joint venture cash and cash equivalents) and available borrowings of $389.0 million under our revolving credit facility.
CONFERENCE CALL AND COMPANY INFORMATION
A conference call with a simultaneous webcast to discuss the 2018 first quarter results will be held on Thursday, May 10, 2018 at 10:00 am Pacific Time. The dial-in number for U.S. participants is (844) 862-3710. For participants outside the U.S., the dial-in number is (612) 979-9902. The conference ID number is 6176379. The webcast URL is https://edge.media-server.com/m6/p/on7ijarn. A digital replay of the call will be available on the Company’s website at www.sabrahealth.com. The Company’s supplemental information package for the first quarter will also be available on the Company’s website in the “Investor Relations” section.
ABOUT SABRA
As of March 31, 2018, Sabra’s investment portfolio included 515 real estate properties held for investment (consisting of (i) 380 Skilled Nursing/Transitional Care facilities, (ii) 89 Senior Housing communities (“Senior Housing - Leased”), (iii) 24 Senior Housing communities operated by third-party property managers pursuant to property management agreements (“Senior Housing - Managed”) and (iv) 22 Specialty Hospitals and Other facilities), five assets held for sale, one investment in a direct financing lease, 21 investments in loans receivable (consisting of (i) two mortgage loans, (ii) two construction loans, (iii) one mezzanine loan, (iv) one pre-development loan and (v) 15 other loans), 13 preferred equity investments and one investment in an unconsolidated joint venture that owns 172 Senior Housing - Managed communities. As of March 31, 2018, Sabra’s real estate properties held for investment included 53,968 beds/units and its unconsolidated joint venture included 7,652 beds/units, spread across the United States and Canada.
FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms

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or the negative thereof. Examples of forward-looking statements include all statements regarding our planned dispositions (including the expected proceeds from, and timing of, sales), our potential debt refinancing, our portfolio repositioning and enhancement, the expected impact of the CMS proposed rules, as well as our expected future financial position, results of operations (including our updated outlook for the full year 2018), cash flows, liquidity, business strategy, growth opportunities, potential investments, and plans and objectives for future operations.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following: our dependence on the operating success of our tenants; operational risks with respect to our Senior Housing - Managed communities; the effect of our tenants declaring bankruptcy or becoming insolvent; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; the impact of litigation and rising insurance costs on the business of our tenants; the anticipated benefits of our merger with Care Capital Properties, Inc. (“CCP”) may not be realized; the anticipated and unanticipated costs, fees, expenses and liabilities related to our merger with CCP; our ability to implement the previously announced rent repositioning program for certain of our tenants who were legacy tenants of CCP on the timing or terms we have previously disclosed; our ability to dispose of facilities currently leased to Genesis Healthcare, Inc. (“Genesis”) on the timing or terms we have previously disclosed; the possibility that Sabra may not acquire the remaining majority interest in the Enlivant joint venture; risks associated with our investments in joint ventures; changes in healthcare regulation and political or economic conditions; the impact of required regulatory approvals of transfers of healthcare properties; competitive conditions in our industry; our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; our ability to raise capital through equity and debt financings; changes in foreign currency exchange rates; the relatively illiquid nature of real estate investments; the loss of key management personnel or other employees; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the impact of a failure or security breach of information technology in our operations; our ability to maintain our status as a real estate investment trust ("REIT"); changes in tax laws and regulations affecting REITs (including the potential effects of the Tax Cuts and Jobs Act); compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and the ownership limits and anti-takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities.
Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, unless required by law to do so.
TENANT AND BORROWER INFORMATION
This release includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. The information related to our tenants and borrowers that is provided in this release has been provided by, or derived from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only.
NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: net operating income (“NOI”), Cash NOI, funds from operations attributable to common stockholders (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this release, and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included on the Investors section of our website at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap.

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CONTACT
Investor & Media Inquiries: (888) 393-8248 or investorinquiries@sabrahealth.com

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SABRA HEALTH CARE REIT, INC.
OVERVIEW

Financial Metrics	Three Months Ended March 31,
	2018	2017
	Dollars in thousands, except per share data
Revenues	$166,086	$62,650
Net income attributable to common stockholders	59,910	16,262
Diluted per share data attributable to common stockholders:
EPS	$0.34	$0.25
FFO	0.64	0.54
Normalized FFO	0.63	0.55
AFFO	0.59	0.55
Normalized AFFO	0.58	0.53
Dividends per common share	0.45	0.42

Capitalization and Market Facts	March 31, 2018		Debt Ratios	March 31, 2018 (2)
Common shares outstanding	178.3	million	Net Debt to Adjusted EBITDA (3)(4)	5.48x
Common equity Market Capitalization	$3.1 billion		Including unconsolidated joint venture (3)(4)	5.97x
Total Debt (1)	$3.7 billion		Interest Coverage (3)	4.23x
Total Enterprise Value (1)	$7.0 billion		Fixed Charge Coverage Ratio (3)	3.72x
			Total Debt/Asset Value	49%
Common stock closing price	$17.65		Secured Debt/Asset Value	8%
Common stock 52-week range	$15.78 - $29.10		Unencumbered Assets/Unsecured Debt	224%

Common stock ticker symbol	SBRA
Preferred stock ticker symbol	SBRAP

Portfolio (5)				Occupancy Percentage (6)
	Property Count	Investment	Beds/Units
As of March 31, 2018	Dollars in thousands
Investment in Real Estate Properties, gross
Triple-Net Portfolio:
Skilled Nursing / Transitional Care	380	$4,384,312	42,972	80.9%
Senior Housing - Leased	89	1,173,102	8,167	86.8
Specialty Hospitals and Other	22	617,440	1,085	83.4
Total Triple-Net Portfolio	491	6,174,854	52,224
Senior Housing - Managed	24	310,377	1,744	92.1
Consolidated Equity Investments	515	6,485,231	53,968
Unconsolidated joint venture Senior Housing - Managed	172	730,192	7,652	80.7
Total Equity Investments	687	7,215,423	61,620
Investment in Direct Financing Lease, net	1	23,084
Investments in Loans Receivable, gross (7)	21	50,953
Preferred Equity Investments, gross (8)	13	50,248	Includes 75 relationships in 45 U.S. states and Canada
Total Investments	722	$7,339,708

(1)	Includes Sabra's 49% pro rata share of the debt of its unconsolidated joint venture.
(2) Assumes that the remaining CCP rent reductions, the full $19.0 million Genesis rent reduction, the sale of six Genesis facilities and the acquisition of two senior housing communities were completed as of March 31, 2018.

(3)	Based on the trailing twelve month period ended as of the date indicated.

(4)
Net Debt to Adjusted EBITDA is calculated based on Annualized Adjusted EBITDA, which is Adjusted EBITDA, as adjusted for annualizing adjustments that give effect to the acquisitions and dispositions completed during the respective period as though such acquisitions and dispositions were completed as of the beginning of the period presented. Net Debt to Adjusted EBITDA - Incl. Unconsolidated Joint Venture is calculated based on Annualized Adjusted EBITDA, as adjusted, which includes Annualized Adjusted EBITDA and is further adjusted to include the Company's share of the unconsolidated joint venture interest expense. See "Reconciliations of Non-GAAP Financial Measures" on our website at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap for additional information.

(5)	Excludes real estate properties held for sale.

(6)	Occupancy Percentage is presented for the trailing twelve month period and one quarter in arrears, except for Senior Housing - Managed, which is presented for the trailing three month period.

(7)	Three of our investments in Loans Receivable contain purchase options on three Senior Housing developments with 138 beds/units.

(8)	Our Preferred Equity investments include investments in entities owning 12 Senior Housing developments with 1,262 beds/units and one Skilled Nursing/Transitional Care development with 120 beds/units.

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SABRA HEALTH CARE REIT, INC.
2018 OUTLOOK UPDATE

The table below sets forth our updated 2018 full year guidance:

	Low	High
Net income attributable to common stockholders	$1.98	$2.06
Add:
Depreciation and amortization (1)	1.17	1.17
Net gain on sales of real estate	(0.67)	(0.67)

FFO attributable to common stockholders	$2.48	$2.56

Write-off of capitalized preferred equity issuance costs	0.03	0.03
Write-off of above market lease intangibles	(0.05)	(0.05)
CCP transition costs	0.01	0.01

Normalized FFO attributable to common stockholders	$2.47	$2.55

FFO attributable to common stockholders	$2.48	$2.56
Stock-based compensation expense	0.05	0.05
Straight-line rental income adjustments	(0.28)	(0.28)
Amortization of above/below market lease intangibles	(0.02)	(0.02)
Amortization of deferred financing costs	0.05	0.05
Write-off of above market lease intangibles	(0.05)	(0.05)
Write-off of capitalized preferred equity issuance costs	0.03	0.03
Non-cash portion of loss on extinguishment of debt	0.02	0.02
Non-cash interest income adjustments	(0.01)	(0.01)
Provision for doubtful straight-line rental income, loan losses and other reserves	0.01	0.01

AFFO attributable to common stockholders	$2.28	$2.36

CCP transition costs	0.01	0.01
Provision for doubtful cash rents and interest	(0.02)	(0.02)

Normalized AFFO attributable to common stockholders	$2.27	$2.35

The updated 2018 outlook reflects revised timing for completing the Series A Preferred Stock redemption and the elimination of the previously anticipated refinancing of our $500 million of 5.5% senior unsecured notes due 2021 and $200 million of 5.375% senior unsecured notes due 2023.

Except as otherwise noted above, the foregoing projections reflect management's view of current and future market conditions. There can be no assurance that the Company's actual results will not differ materially from the estimates set forth above. Except as otherwise required by law, the Company assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

(1)	Includes depreciation and amortization related to noncontrolling interests and unconsolidated joint venture.

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2018	2017
Revenues:
Rental income	$144,255	$57,224
Interest and other income	4,338	1,945
Resident fees and services	17,493	3,481

Total revenues	166,086	62,650

Expenses:
Depreciation and amortization	48,005	19,137
Interest	35,818	15,788
Operating expenses	12,124	2,420
General and administrative	7,867	6,090
Merger and acquisition costs	330	563
Provision for doubtful accounts and loan losses	1,213	1,770
Impairment of real estate	532	—

Total expenses	105,889	45,768

Other income (expense):
Other income	2,820	2,129
Net loss on sales of real estate	(472)	—

Total other income	2,348	2,129

Income before income from unconsolidated joint venture and income tax expense	62,545	19,011

Income from unconsolidated joint venture	446	—
Income tax expense	(510)	(220)

Net income	62,481	18,791

Net (income) loss attributable to noncontrolling interests	(10)	32

Net income attributable to Sabra Health Care REIT, Inc.	62,471	18,823

Preferred stock dividends	(2,561)	(2,561)

Net income attributable to common stockholders	$59,910	$16,262

Net income attributable to common stockholders, per:

Basic common share	$0.34	$0.25

Diluted common share	$0.34	$0.25

Weighted-average number of common shares outstanding, basic	178,294,605	65,354,649

Weighted-average number of common shares outstanding, diluted	178,516,388	65,920,486

Dividends declared per common share	$0.45	$0.42

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	March 31, 2018	December 31, 2017
	(unaudited)
Assets
Real estate investments, net of accumulated depreciation of $377,063 and $340,423 as of March 31, 2018 and December 31, 2017, respectively	$6,108,801	$5,994,432
Loans receivable and other investments, net	100,888	114,390
Investment in unconsolidated joint venture	354,907	—
Cash and cash equivalents	46,352	518,632
Restricted cash	11,818	68,817
Lease intangible assets, net	161,423	167,119
Accounts receivable, prepaid expenses and other assets, net	200,380	168,887
Total assets	$6,984,569	$7,032,277

Liabilities
Secured debt, net	$254,917	$256,430
Revolving credit facility	611,000	641,000
Term loans, net	1,188,623	1,190,774
Senior unsecured notes, net	1,306,566	1,306,286
Accounts payable and accrued liabilities	102,353	102,523
Lease intangible liabilities, net	94,544	98,015
Total liabilities	3,558,003	3,595,028

Commitments and contingencies

Equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, 5,750,000 shares issued and outstanding as of March 31, 2018 and December 31, 2017	58	58
Common stock, $.01 par value; 250,000,000 shares authorized, 178,282,370 and 178,255,843 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	1,783	1,783
Additional paid-in capital	3,638,109	3,636,913
Cumulative distributions in excess of net income	(238,612)	(217,236)
Accumulated other comprehensive income	20,813	11,289
Total Sabra Health Care REIT, Inc. stockholders’ equity	3,422,151	3,432,807
Noncontrolling interests	4,415	4,442
Total equity	3,426,566	3,437,249
Total liabilities and equity	$6,984,569	$7,032,277

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net income	$62,481	$18,791
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48,005	19,137
Amortization of above and below market lease intangibles, net	(684)	—
Non-cash interest income adjustments	(570)	26
Non-cash interest expense	2,481	1,591
Stock-based compensation expense	1,135	2,588
Straight-line rental income adjustments	(11,563)	(4,607)
Provision for doubtful accounts and loan losses	1,213	1,770
Change in fair value of contingent consideration	—	(822)
Net loss on sales of real estate	472	—
Impairment of real estate	532	—
Income from unconsolidated joint venture	(446)	—
Changes in operating assets and liabilities:
Accounts receivable, prepaid expenses and other assets	(1,658)	(1,791)
Accounts payable and accrued liabilities	249	(5,096)

Net cash provided by operating activities	101,647	31,587
Cash flows from investing activities:
Acquisition of real estate	(172,001)	—
Origination and fundings of loans receivable	(13,232)	(508)
Origination and fundings of preferred equity investments	(928)	(51)
Additions to real estate	(11,539)	(520)
Repayments of loans receivable	28,805	118
Repayments of preferred equity investments	234	—
Investment in unconsolidated joint venture	(354,461)	—
Net proceeds from the sales of real estate	6,743	—

Net cash used in investing activities	(516,379)	(961)
Cash flows from financing activities:
Net repayments of revolving credit facility	(30,000)	(9,000)
Principal payments on secured debt	(1,061)	(1,021)
Payments of deferred financing costs	(6)	(109)
Distributions to noncontrolling interests	(37)	—
Issuance of common stock, net	(499)	(3,224)
Dividends paid on common and preferred stock	(82,789)	(29,993)

Net cash used in financing activities	(114,392)	(43,347)

Net decrease in cash, cash equivalents and restricted cash	(529,124)	(12,721)
Effect of foreign currency translation on cash, cash equivalents and restricted cash	(155)	21
Cash, cash equivalents and restricted cash, beginning of period	587,449	34,665

Cash, cash equivalents and restricted cash, end of period	$58,170	$21,965
Supplemental disclosure of cash flow information:
Interest paid	$42,623	$18,127

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SABRA HEALTH CARE REIT, INC.
FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO,
ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2018	2017
Net income attributable to common stockholders	$59,910	$16,262
Add:
Depreciation of real estate assets	48,005	19,137
Depreciation and amortization of real estate assets related to noncontrolling interests	(40)	—
Depreciation and amortization of real estate assets related to unconsolidated joint venture	4,552	—
Net loss on sales of real estate	472	—
Impairment of real estate	532	—
FFO attributable to common stockholders	$113,431	$35,399

Lease termination fee	—	(1,367)
CCP merger and transition costs	966	531
(Recovery of) provision for doubtful accounts and loan losses, net	(864)	1,727
Other normalizing items (1)	(1,908)	71
Normalized FFO attributable to common stockholders	$111,625	$36,361

FFO attributable to common stockholders	$113,431	$35,399
Merger and acquisition costs (2)	330	563
Stock-based compensation expense	1,135	2,588
Straight-line rental income adjustments	(11,563)	(4,607)
Amortization of above and below market lease intangibles, net	(684)	—
Non-cash interest income adjustments	(570)	26
Non-cash interest expense	2,481	1,590
Change in fair value of contingent consideration	—	(822)
Provision for doubtful straight-line rental income, loan losses and other reserves	2,181	1,390
Other non-cash adjustments related to unconsolidated joint venture	(336)	—
Other non-cash adjustments	15	60
AFFO attributable to common stockholders	$106,420	$36,187

CCP transition costs	632	—
Lease termination fee	—	(1,367)
(Recovery of) provision for doubtful cash income	(968)	381
Other normalizing items (1)	(1,908)	12
Normalized AFFO attributable to common stockholders	$104,176	$35,213

Amounts per diluted common share attributable to common stockholders:
Net income	$0.34	$0.25
FFO	$0.64	$0.54
Normalized FFO	$0.63	$0.55
AFFO	$0.59	$0.55
Normalized AFFO	$0.58	$0.53

Weighted average number of common shares outstanding, diluted:
Net income, FFO and Normalized FFO	178,516,388	65,920,486
AFFO and Normalized AFFO	179,266,983	66,325,908

(1)
Other normalizing items for FFO and AFFO include non-Senior Housing - Managed operating expenses. The three months ended March 31, 2018 also includes a contingency fee of $2.0 million earned during the period related to a CCP investment.

(2)	Merger and acquisition costs primarily relate to the CCP merger.

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REPORTING DEFINITIONS

Adjusted EBITDA*
Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization (“EBITDA”) excluding the impact of merger-related costs, stock-based compensation expense under the Company's long-term equity award program, and loan loss reserves. Adjusted EBITDA is an important non-GAAP supplemental measure of operating performance.

Ancillary Supported Tenant
A tenant, or one of its affiliates, that owns an ancillary business that depends on providing services to the residents of the properties leased by the affiliated operating company (Sabra's tenant) for a meaningful part of the ancillary business's profitability and has below market EBITDAR coverage.

Cash Net Operating Income (“Cash NOI”)*
The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company considers Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Cash NOI as total revenues less operating expenses and non-cash rental income. Cash NOI excludes all other financial statement amounts included in net income.

Consolidated Debt
The principal balances of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness as reported in the Company's condensed consolidated financial statements.

Consolidated Enterprise Value
The Company believes Consolidated Enterprise Value is an important measurement as it is a measure of a company’s value. The Company calculates Consolidated Enterprise Value as market equity capitalization plus Consolidated Debt. Market equity capitalization is calculated as (i) the number of shares of common stock multiplied by the closing price of the Company's common stock on the last day of the period presented plus (ii) the number of shares of preferred stock multiplied by the closing price of the Company's preferred stock on the last day of the period presented. Consolidated Enterprise Value includes the Company's market equity capitalization and Consolidated Debt, less cash and cash equivalents.

EBITDAR
Earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) for a particular facility accruing to the operator/tenant of the property (not the Company) for the period presented. EBITDAR includes an imputed management fee of 5.0% of revenues for Skilled Nursing/Transitional Care facilities and Senior Housing - Leased communities and an imputed management fee of 2.5% of revenues for Specialty Hospitals and Other facilities. The Company uses EBITDAR in determining EBITDAR Coverage. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDAR as a supplemental measure of the ability of the Company's operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company.

EBITDAR Coverage
Represents the ratio of EBITDAR to contractual rent for owned facilities (excluding Senior Housing - Managed). EBITDAR Coverage is a supplemental measure of an operator/tenant's ability to meet their cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. EBITDAR Coverage includes only Stabilized Facilities and excludes significant tenants with meaningful credit enhancement through guarantees (which include Genesis, Holiday and three legacy CCP tenants), two Ancillary Supported Tenants and facilities for which data is not available or meaningful.

EBITDARM
Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. The usefulness of EBITDARM is limited by the same factors that limit the usefulness of EBITDAR. Together with EBITDAR, the Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which vary based on operator/tenant and its operating structure.

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REPORTING DEFINITIONS

EBITDARM Coverage
Represents the ratio of EBITDARM to contractual rent for owned facilities (excluding Senior Housing - Managed properties). EBITDARM coverage is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/tenant's related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. EBITDARM Coverage includes only Stabilized Facilities and excludes significant tenants with meaningful credit enhancement through guarantees (which include Genesis, Holiday and three legacy CCP tenants), two Ancillary Supported Tenants and facilities for which data is not available or meaningful.

Fixed Charge Coverage Ratio
EBITDAR (including adjustments for one-time and pro forma items) for the period indicated (one quarter in arrears) for all operations of any entities that guarantee the tenants' lease obligations to the Company divided by the same period cash rent expense, interest expense and mandatory principal payments for operations of any entity that guarantees the tenants' lease obligation to the Company. Fixed Charge Coverage is a supplemental measure of a guarantor's ability to meet the operator/tenant's cash rent and other obligations to the Company should the operator/tenant be unable to do so itself. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. Fixed Charge Coverage is calculated by the Company as described above based on information provided by guarantors without independent verification by the Company and may differ from similar metrics calculated by the guarantors.

Funds From Operations Attributable to Common Stockholders (“FFO”) and Adjusted Funds from Operations Attributable to Common Stockholders (“AFFO”)*
The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and Adjusted Funds from Operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company's operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, net of amounts related to noncontrolling interests, the Company's share of depreciation and amortization related to our unconsolidated joint venture, and real estate impairment charges. AFFO is defined as FFO excluding merger and acquisition costs, stock-based compensation expense, straight-line rental income adjustments, amortization of above and below market lease intangibles, non-cash interest income adjustments, non-cash interest expense and our share of other non-cash adjustments related to our unconsolidated joint venture, as well as other non-cash revenue and expense items (including non-cash portion of loss on extinguishment of debt, change in fair value of contingent consideration, provision for doubtful straight-line rental income, loan losses and other reserves, ineffectiveness gain/loss on derivative instruments, and non-cash revenue and expense amounts related to noncontrolling interests). The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company's operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company does.

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REPORTING DEFINITIONS

Investment
Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization and excludes net intangible assets and liabilities. Investment also includes the Company's pro rata share of the real estate assets held in the Company's unconsolidated joint venture.

Market Capitalization
Total common shares of Sabra outstanding multiplied by the closing price per common share as of a given period.

Net Operating Income (“NOI”)*
The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company considers NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines NOI as total revenues less operating expenses. NOI excludes all other financial statement amounts included in net income.

Normalized FFO and Normalized AFFO*
Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does.

Occupancy Percentage
Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. Occupancy Percentage for the Company's unconsolidated joint venture is weighted to reflect the Company's pro rata share.

REVPOR
REVPOR represents the average revenues generated per occupied room per month at Senior Housing - Managed communities for the period indicated. It is calculated as resident fees and services revenues divided by average monthly occupied room days. REVPOR includes only Stabilized Facilities. REVPOR for the Company's unconsolidated joint venture is weighted to reflect the Company's pro rata share.

Senior Housing
Senior Housing communities include independent living, assisted living, continuing care retirement and memory care communities.

Skilled Nursing/Transitional Care
Skilled Nursing/Transitional Care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities.

Specialty Hospitals and Other
Includes acute care, long-term acute care, rehabilitation and behavioral hospitals, facilities that provide residential services, which may include assistance with activities of daily living, and other facilities not classified as Skilled Nursing/Transitional Care or Senior Housing.

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REPORTING DEFINITIONS

Stabilized Facility
At the time of acquisition, the Company classifies each facility as either stabilized or pre-stabilized. In addition, the Company may classify a facility as pre-stabilized after acquisition. Circumstances that could result in a facility being classified as pre-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities will be reclassified to stabilized upon maintaining consistent occupancy (85% for Skilled Nursing/Transitional Care facilities and 90% for Senior Housing communities) but in no event beyond 24 months after the date of classification as pre-stabilized. Stabilized Facilities exclude (i) Senior Housing - Managed communities, (ii) facilities held for sale, (iii) facilities being sold pursuant to the Company's CCP portfolio repositioning, (iv) facilities being transitioned from leased by the Company to being operated by the Company, and (v) facilities acquired during the three months preceding the period presented.

Total Debt
Consolidated Debt plus the Company's pro rata share of the principal balances of the debt of the Company’s unconsolidated joint venture.

Total Enterprise Value
Consolidated Enterprise Value plus the Company's pro rata share of the principal balances of the debt of the Company's unconsolidated joint venture.

*Non-GAAP Financial Measures
Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this release can be found at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap.

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